Life Partners Wins Another Court Ruling

WACO, TX — April 23, 2014 — Life Partners Holdings, Inc. (Nasdaq GS: LPHI) announced today that an Austin, Texas Federal court has denied the Securities and Exchange Commission’s motion for reconsideration of the Court’s prior order, which held that the SEC failed to prove any of its fraud claims against Life Partners and its CEO, Brian Pardo, and General Counsel, Scott Peden. That ruling, along with jury findings in February, cleared Life Partners, Mr. Pardo and Mr. Peden of all securities fraud and insider trading accusations.

In a brief order denying the SEC’s motion for reconsideration and for permission to amend its pleadings, the Court stated “Nothing in Plaintiff’s (SEC’s) filings calls into question the soundness of the Court’s previously issued Order. . . . Plaintiff has not and cannot demonstrate why allowing it to amend its complaint at this late stage in the proceedings would be appropriate.”

The ruling does not affect the jury’s findings against Life Partners relating to books and records compliance issues and certification by the CEO on the company's financial statements, none of which involve fraud or knowingly or recklessly misleading shareholders.

Life Partners’s CEO, Brian Pardo, said “From the beginning of this litigation, we have said the SEC’s fraud and insider trading accusations were baseless and not supported by the evidence. Both the jury and the Court agreed with us. I believe this latest ruling by the Court sends a clear message to the SEC that it should focus on bringing actions which have merit and not just headline value. Now that these fraud and insider trading accusations have been put to rest, we can focus on rebuilding our company and repairing the damage that this baseless litigation has done. Life settlements, as transacted through Life Partners, provide a valuable service to senior Americans who want to sell their unwanted life insurance policies and are a tremendous alternative asset class for accredited investors seeking to avoid the volatility of the stock market and enjoy the potential for superior returns on investment.”

The case is SEC v. Life Partners Holdings, Inc. et al., Civil Action No. 1-12-C V-33-JRN in the United States District Court for the Western District of Texas, Austin Division.

Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements”. Since its incorporation in 1991, Life Partners has completed over 156,000 transactions for its worldwide client base of over 30,000 high net worth individuals and institutions in connection with the purchase of over 6,500 policies totaling over $3.2 billion in face value.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding the basis, outcome or duration of the legal proceeding discussed, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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FOR MORE INFORMATION, CONTACT:

Andrea Atwell
LPHI Shareholder Relations
(254) 751-7797
or info@lifepartnersinc.com

Visit our website at: www.lphi.com